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                                 EXHIBIT 10.2


                               PROMISSORY NOTE



$900,000.00                  La Jolla, California                  March 4, 1996


         FOR VALUE RECEIVED, the undersigned, Inland Casino Corporation, a Utah corporation ("Borrower"), hereby promises to pay to the order of Jack R. Smith, an individual resident of the State of California ("Lender"), the principal sum of NINE HUNDRED THOUSAND DOLLARS ($900,000.00) in lawful money of the United States of America.

         1. Interest. The unpaid principal balance of this Promissory Note from time to time outstanding shall bear interest at the rate of seven percent (7%) per annum, computed on the basis of a 360-day year for the actual number of days elapsed.

         2. Payments. The principal amount hereof and all interest due hereon shall be payable in three installments of $342,946.50 on each of March 4, 1997, March 4, 1998, and March 4, 1999. Any installment that comes due on a day which is not a business day shall be due on the next succeeding business day.

         3. Prepayment of Principal. Any portion of the principal balance of this Promissory Note may be prepaid from time to time in whole or in part. Amounts prepaid shall be applied pro rata to each of the remaining installments on this Promissory Note, and the amount of the payments of principal and interest set forth in Section 2 will be adjusted accordingly.

         4.      Default.

                 (a) If Borrower fails to pay when due all or any portion of the principal balance of this Promissory Note, then Lender may, at its option, declare this Promissory Note in default and, if such default is not cured within fifteen (15) business days after written notice thereof is delivered by Lender to Borrower, Lender may either:

                         (i) Deliver written notice to Borrower demanding that Borrower issue to Lender the number of shares of Borrower's common stock equal to (A) the remaining amount of unpaid principal outstanding under this Promissory Note on the date Borrower receives such notice divided by (B) the fair market price (as defined below) per share of Borrower's common stock at the close of business on the date Borrower receives such notice; or

                         (ii) Exercise any and all of the rights and remedies available under this Promissory Note and applicable law, other than the rights and remedies set forth in Section 4(a)(i) above.
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                 (b)     For the purposes of this Section 4, "fair market
price" shall mean (i) if Borrower's common stock is traded on NASDAQ NMS or an exchange, the closing price at which a share of common stock is traded on the date of valuation, (ii) if Borrower's common stock is traded over-the-counter on the NASDAQ System, the mean between the bid and asked closing prices of a share of common stock on such System at the close of business on the date of valuation, or (iii) if neither (i) nor (ii) applies, the fair market price as determined by the Board of Directors of Borrower in good faith.

         5. Limitation on Interest. Notwithstanding any provision contained in this Promissory Note, no holder hereof shall ever be entitled to receive, collect or apply as interest on this Promissory Note any amount in excess of the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. If any holder hereof ever receives, collects or applies as interest any such excess, the amount that would be excessive interest shall be deemed to be a partial payment of principal and treated hereunder as such, and, if the principal balance of this Promissory Note is paid in full, any remaining excess shall promptly be paid to Borrower.

         6. Successors and Assigns. This Promissory Note shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns.

         7. Business Day. For purposes of this Promissory Note, the term "business day" shall mean any day of the year other than a Saturday, Sunday or a public or bank holiday in San Diego, California.

         8. APPLICABLE LAW. THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF CALIFORNIA.

         IN WITNESS WHEREOF, Borrower has executed this Promissory Note as of the date first set forth above.

                                        INLAND CASINO CORPORATION



                                        By:  /s/  L. Donald Speer, II
                                             -----------------------------------
                                             L. Donald Speer, II
                                             Chairman of the Board and Chief
                                             Executive Officer





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